Exhibit 3.21

Alison Lundergan Grimes
Secretary of State

Certificate

I, Alison Lundergan Grimes, Secretary of State for the Commonwealth of Kentucky, do hereby certify that the foregoing writing has been carefully compared by me with the original thereof, now in my official custody as Secretary of State and remaining on file in my office, and found to be a true and correct copy of

ARTICLES OF ORGANIZATION OF

NGAS GATHERING, LLC FILED JANUARY 7, 2005.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal at Frankfort, Kentucky, this 10th day of May, 2012.

/s/ Alison Lundergan Grimes

Alison Lundergan Grimes
Secretary of State
Commonwealth of Kentucky
emcnulty/0602945 - Certificate ID: 125663

PBlevins
0602945.06	LAOO
Trey Grayson
Secretary of State
Received and Filed
01/07/2005 10:15:30 AM
Fee Receipt: $40.00

Articles of Organization

OF

NGAS GATHERING, LLC

The undersigned hereby forms and organizes a limited liability company pursuant to the Kentucky Limited Liability Company Act and adopts the following Articles of Organization of such limited liability company:

Article I

The name of the limited liability company is:

NGAS Gathering, LLC

Article II

The name and street address of the registered agent is:

Gary M. Smith
c/o NGAS Gathering, LLC
120 Prosperous Place, Suite 201
Lexington, Kentucky 40509

Article III

The mailing address of the initial principal place of business of the limited liability company is:

120 Prosperous Place, Suite 201
Lexington, Kentucky 40509

Article IV

The management of the limited liability company is reserved to the manager(s), to be exercised in accordance with the operating agreement of the limited liability company.

Article V

The duration of the limited liability company shall be perpetual, save and until its dissolution in accordance with the operating agreement of the limited liability company and the Kentucky Limited Liability Company Act.

Article VI

Except as otherwise provided by Kentucky law, no member, manager, agent or employee of the limited liability company shall be personally liable for the debts, obligations, or liabilities of the limited liability company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other member, manager, agent or employee of the limited liability company.

ORGANIZER

/s/ Gary M. Smith
Gary M. Smith

Date:	12-28-04

Instrument prepared by:

/s/ Gary M. Smith
Gary M. Smith
Senior Corporate Counsel
c/o NGAS Gathering, LLC
120 Prosperous Place, Suite 201
Lexington, Kentucky 40509
(859) 263-3948

Consent of Initial Agent for Service of Process to Serve

I, Gary M. Smith, having a principal place of business of c/o NGAS Gathering, LLC, 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509 hereby agree and consent to serve as registered office and agent for service of process of NGAS Gathering, LLC.

/s/ Gary M. Smith
Gary M. Smith
Date:	12-28-04